As filed with the Securities and Exchange Commission on August 7, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION,

D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warner Bros. Discovery, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	35-2333914 (I.R.S. Employer Identification No.)

230 Park Avenue South New York, New York (Address of Principal Executive Offices)	10003 (Zip Code)

Amended & Restated Warner Bros. Discovery, Inc. Stock Incentive Plan

(Full Title of the Plan)

Gunnar Wiedenfels

Chief Financial Officer

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(Name and Address of Agent for Service)

212-548-5555

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed by Warner Bros. Discovery, Inc., a Delaware corporation (the “Registrant”), to register an additional 125,000,000 shares of Series A common stock, par value $0.01 per share, of the Registrant (“Common Stock”) for issuance under the Warner Bros. Discovery, Inc. Stock Incentive Plan (the “Plan” and, as amended and restated effective on June 3, 2024, the “Amended Plan”).

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-264461) on April 22, 2022, to register 135,000,000 shares of Common Stock for issuance under the Plan (the “2022 Registration Statement”). This registration statement relates solely to the registration of additional securities of the same class as that to which the 2022 Registration Statement relates. Pursuant to General Instruction E to Form S-8, the contents of the 2022 Registration Statement are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 23, 2024;

b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 9, 2024, and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period June 30, 2024, filed with the Commission on August 7, 2024;

c) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 19, 2024 (to the extent specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023);

d) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 31, 2024, April 1, 2024, May 9, 2024 (Item 8.01 only), May 14, 2024, May 17, 2024, May 23, 2024, and June 7, 2024; and

e) The description of the Registrant’s Common Stock that is contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34177), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on April 1, 2022 (and as amended on April 12, 2022), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 8.	Exhibits.

The Exhibit Index included immediately prior to the signature pages hereto is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

3.1	Second Restated Certificate of Incorporation of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 of Warner Bros. Discovery, Inc.’s Current Report on Form 8-K filed on April 12, 2022 (File No. 001-34177)).

3.2	Amended and Restated Bylaws of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 of Warner Bros. Discovery, Inc.’s Current Report on Form 8-K filed on May 10, 2023 (File No. 001-34177)).

*5.1	Opinion of Debevoise & Plimpton LLP.

*23.1	Consent of Debevoise & Plimpton LLP (included as part of Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Powers of attorney (included on the signature pages of this registration statement).

99.1	Amended & Restated Warner Bros. Discovery, Inc. Stock Incentive Plan (incorporated by reference to Appendix A of Warner Bros. Discovery, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 19, 2024 (File No. 001-34177)).

*107	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of August, 2024.

WARNER BROS. DISCOVERY, INC.

By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Warner Bros. Discovery, Inc., hereby severally constitute and appoint David M. Zaslav, Savalle Sims, and Tara Smith and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Warner Bros. Discovery, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	August 7, 2024

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer)	August 7, 2024

/s/ Lori C. Locke Lori C. Locke	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 7, 2024

Signature	Title	Date

/s/ Samuel A. Di Piazza Samuel A. Di Piazza	Chair of the Board and Director	August 7, 2024

/s/ Li Haslett Chen Li Haslett Chen	Director	August 7, 2024

/s/ Richard W. Fisher Richard W. Fisher	Director	August 7, 2024

/s/ Paul A. Gould Paul A. Gould	Director	August 7, 2024

/s/ Debra L. Lee Debra L. Lee	Director	August 7, 2024

/s/ Kenneth W. Lowe Kenneth W. Lowe	Director	August 7, 2024

/s/ John C. Malone John C. Malone	Director	August 7, 2024

/s/ Fazal Merchant Fazal Merchant	Director	August 7, 2024

/s/ Paula A. Price Paula A. Price	Director	August 7, 2024

/s/ Geoffrey Y. Yang Geoffrey Y. Yang	Director	August 7, 2024